Exhibit 10.2

THIS AGREEMENT is made on this 1st day of December, 2007 (the "Effective Date")

     BETWEEN:

             USA URANIUM CORP.
             a company duly constituted under the
             laws of the State of Nevada and having its head office at 800-2300 West Sahara Avenue, Las Vegas NV 89102

             ("USAU" or the "COMPANY")

             - and -

             UPTICK CAPITAL LTD., a company duly constituted under the federal laws of Canada and having its address of 181 Bay Street, Suite 1800, Toronto, Ontario M5J2T9

             ("CONSULTANT")


WHEREAS, USAU is desirous to expand its business and markets and its products (the "PRODUCTS");

AND WHEREAS, the Consultant is willing to provide management consulting, fiscal and mining advisory services to the company;

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE 1 - RESPONSIBILITIES OF USAU

1.1  Pay directly for market expansion and business consulting.

ARTICLE 2 - RESPONSIBILITIES OF THE CONSULTANT

2.1 Provide recommendations on significant strategic initiatives as requested by the Company from time to time.

2.2 Make strategic introductions to interested parties in the financial community on a best-efforts basis as requested by the Company from time to time.
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ARTICLE 3 - TERM OF AGREEMENT, TERMINATION

3.1  The term of this Agreement  shall commence on the Effective Date for twelve
     (12) month term and shall be renewed for an additional 12 month term (the "ADDITIONAL TERM") commencing on that date which is the 1 year after the Effective Date (the "ADDITIONAL TERM COMMENCEMENT DATE") unless a party provides forty five (60) day prior written notice to the other party prior to the Additional Term Commencement Date.

3.2 Should either party decide to terminate this Agreement, the Consultant will not be entitled to receive any Common Shares (as hereinafter defined) other than the Common Shares to which the Consultant was and is entitled to receive pursuant to Article 5.

3.3 In the event that either party materially or repeatedly defaults in the performance of any of its duties or obligations under this Agreement and, within sixty (60) days after written notice is given to the defaulting party specifying the default, (i) such default is not substantially cured, or (ii) the defaulting party does not obtain the approval of the other party (the "NON-DEFAULTING PARTY") to a plan to remedy the default, then the Non-Defaulting Party may terminate this Agreement by giving written notice to the defaulting party.

3.4 If either party becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes a general assignment for the benefit of all or substantially all of it creditors, or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations, then the other party, within the conditions of applicable law, may immediately terminate this Agreement by giving written notice.

ARTICLE 4 - CONFIDENTIALITY

4.1 During the term of this Agreement, and for a period of one (1) year after the expiration of the term of this Agreement, proprietary or confidential information ("INFORMATION") of any kind pertaining to both parties' businesses, and all written material marked by either party (the "DISCLOSING PARTY") as "Confidential" or "Proprietary" shall be treated by the other party (the "RECEIVING PARTY") as secret and confidential and accorded the same protection as the parties give to their own Information of a similar nature. Verbally disclosed Information, which is to be treated as confidential or proprietary, by a party shall be confirmed as such in writing by the Disclosing Party within thirty (30) days of such disclosure.

4.2 Notwithstanding the foregoing, Information does not include information which:

     (a) has been published or is otherwise readily available to the public other than by breach of this Agreement;

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     (b)  has been rightfully received by the Receiving Party from a third party without breach of any confidentiality obligations;

     (c) has been independently developed by the Receiving Party's personnel without access to, or use of, the Disclosing Party's Information;

     (d) was known to the Receiving Party prior to its first receipt from the Disclosing Party and which the Receiving Party has documented prior to the date hereof; or

     (e) is required to be disclosed by law whether under an order of a court or government, tribunal or other legal process. In such cases, the Receiving Party must immediately notify the Disclosing Party of the disclosure requirement, in order to allow the other party a reasonable opportunity to obtain a Court order to protect its rights, or otherwise to protect the confidential nature of the Information.

ARTICLE 5 - FEES AND CHARGES

The Company agrees to compensate the Consultant for the activities undertaken and services provided by the Consultant in accordance with this, Article 5.

5.1 The Company will issue to the Consultant: for the first 12 months of the contract (i) 1,500,000 shares in the capital of USAU ("COMMON SHARES") payable on the Effective Date; and (ii) for the additional term 750,000 shares in the capital of USAU ("COMMON SHARES") payable on 365th day from the effective date.

5.2 USAU represents and warrants that all corporate proceedings have been undertaken to authorize and reserve for issuance the Issuable Shares.

5.3 All one time expenses of the Consultant and/or any person engaged by the Consultant and acting as agent for the Consultant (the "AGENTS") shall be pre-approved by USAU. All expenses of the Consultant and/or the Agents will be paid within thirty (30) days of billing by the Consultant and/or its Agents.

5.4 All charges in this Agreement are stated in legal currency of the United States of America.

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ARTICLE 6 - TAXES

6.1 USAU shall assume responsibility for, and hold the Consultant harmless from all taxes, duties, or similar liabilities arising under this Agreement, under any present or future tax laws, except for the personal income tax of the Consultant.

ARTICLE 7 - LIABILITY, INDEMNITY, WARRANTIES

7.1 USAU shall indemnify the Consultant and the Agents and hold them harmless against and in respect to any and all claims, damages, losses, costs, expenses, obligations, liabilities, actions, suits, including without limitation, interest and penalties, reasonable attorneys' fees and costs and all amounts paid in settlement of any claim, action or suit that may be asserted against USAU or the Consultant or the Agents or that USAU or the Consultant or the Agents shall incur or suffer, that arise out of, result from or relate to:

     (a) the non-fulfillment of any agreement, covenant or obligation of USAU in connection with this Agreement;

     (b) any misrepresentations, inaccuracy, incorrectness or breach of any representation or warranty made by USAU thereunder; and

     (c)  any defect in the Products.

7.2 The Consultant warrants that it will perform its obligations under this Agreement in a professional and workmanlike manner.

ARTICLE 8 - NOTICES

8.1 Any notice or communication under this Agreement shall be in writing and shall be hand delivered, given by fax or sent by registered mail return receipt requested, postage prepaid, to the other party's designated representative, receiving such communication at the address specified herein, or such other address or person as either party may in the future specify to the other party. Such notice shall be deemed to be received upon delivery or, by fax, on the next business day following transmission provided electronic evidence of transmission is produced at point of origin or, if mailed, on the fourth business day following the date of mailing.

     (a)  If to The Consultant:

                           Uptick Capital Ltd.
                           c/o Aird & Berlis LLP
                           181 Bay Street, Suite 1800
                           Toronto, Ontario
                           M5J 1T9
                           Attention: Daniel Bloch

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     (b)  If to USAU:

                           800-2300 West Sahara Avenue,
                           Las Vegas NV 89102
                           Attention: Edward Barth

ARTICLE 9 - MISCELLANEOUS

9.1 Neither party may assign or transfer all or any part of its rights under this Agreement, without the prior written consent of the other, except when assigning all of their rights and obligations to any legal entity controlling, controlled by, or under common control with it, but with thirty (30) days' prior notice to the other party.

9.2 Notwithstanding Section 9.1, the Consultant can assign this Agreement or any obligations hereunder to a third party. If any obligations of the Consultant are assigned to a subcontractor, the Consultant will remain responsible for such obligations under this Agreement.

9.3 This Agreement is not intended to create, nor shall it be construed to be, a joint venture, association, partnership, franchise, or other form of business relationship. Neither party shall have, nor hold itself out as having, any right, power or authority to assume, create, or incur any expenses, liability, or obligation on behalf of the other party, except as expressly provided herein.

9.4 If any provision of this Agreement is held invalid, illegal or unenforceable in any respect, such provision shall be treated as severable, leaving the remaining provisions unimpaired, provided that such does not materially prejudice either party in their respective rights and obligations contained in the valid terms, covenants, or conditions.

9.5 The failure of either party to require the performance of any of the terms of this agreement or the waiver by either party of any default under this Agreement shall not prevent a subsequent enforcement of such term, nor be deemed a waiver of any subsequent breach.

9.6 After one year from the date of this Agreement, the Client shall furnish Consultant with an opinion of legal counsel to remove the restrictive legend at no cost to Consultant

9.7 This Agreement may not be modified, supplemented, or amended or default hereunder waived except upon the execution and delivery of a written agreement signed by the authorized representative of each party.

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9.8  Both  parties  represent  and warrant  that each has the full  authority to perform its obligations under this Agreement and that the person executing this Agreement has the authority to bind it.

9.9 This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the applicable federal laws of Canada therein, and the parties irrevocably submit to the jurisdiction of the courts of the Province of Ontario, city of Toronto.

9.10 The Parties have requested that this Agreement and all documents and communications pursuant to or in connection with this Agreement be drawn up in the English language.

9.11 This Agreement constitutes the final and full terms of understanding between the parties and supersedes all previous agreements, understandings, negotiations, and promises, whether written or oral, between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year set forth below.


                                 USA URANIUM  CORP.



                                 By: /s/ Edward Barth
                                    --------------------------------
                                    Edward Barth
                                    CEO


                                 UPTICK CAPITAL LTD.


                                 By: /s/ Ari Blaine
                                    --------------------------------
                                    Ari Blaine
                                    President

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